Exhibit 4.0

HOMETOWN BANK

2005 STOCK OPTION PLAN

Section 1

Purposes.

The purposes of the HomeTown Bank 2005 Stock Option Plan (the “Plan”) are to encourage directors and selected key employees of HomeTown Bank (the “Bank”) to acquire a proprietary and vested interest in the growth and performance of the Bank, and to generate an increased incentive to contribute to the Bank’s future success and prosperity, thereby enhancing the value of the Bank for the benefit of stockholders and the ability of the Bank to attract and retain individuals of exceptional talent.

Section 2

Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Award” shall mean any Option granted pursuant to the provisions of the Plan.

(b)    “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Bank and the Participant or by both the Bank and an Outside Director.

(c)    “Bank” shall mean HomeTown Bank, a Virginia Banking Corporation.

(d)    “Board” shall mean the Board of Directors of the Bank, including the Boards of Directors of Subsidiaries, except as any differences may be noted in this Plan.

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including the rules, Treasury Regulations, and interpretations promulgated thereunder.

(f)    “Dividend Equivalent” shall mean any right granted pursuant to Section 10(g) hereof to receive an equivalent amount of interest or dividends with respect to the number of shares covered by an Award.

(g)    “Employee” shall mean any salaried employee of the Bank or its Subsidiaries.

(h)    “Fair Market Value” shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Board, and such valuation method shall be consistent with all applicable provisions of the Code.

(i)    “Incentive Stock Option” shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(j)    “Non-qualified Stock Option” shall mean an Option granted to a Participant under Section 6 hereof that is not intended to be an Incentive Stock Option. “Non-qualified Stock Option” shall also mean an Option granted to an Outside Director pursuant to the terms of Section 11 hereof.

(k)    “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Board shall determine.

(l)    “Outside Director” shall mean a member of the Board who is not an Employee of the Bank.

(m)    “Participant” shall mean an Employee who is selected by the Board to receive an Award under the Plan.

(n)    “Person” shall mean any individual, corporation, partnership, association, joint-stock corporation, trust, unincorporated organization, or government or political subdivision thereof.

(o)    “Shares” shall mean shares of the common stock of the Bank, and such other securities of the Bank as the Board may from time to time determine.

(p)    “Stockholder Meeting” shall mean the annual meeting of stockholders of the Bank held each year.

(q)    “Subsidiaries” shall mean any Bank or Banks in which the Bank owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Bank owns at least fifty percent (50%) of the combined equity thereof.

Section 3

Administration.

The Plan shall be administered by the Board. The Board shall have full power and authority to: (i) select the Employees of the Bank to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; provided, however, that Shares subject to any form of award granted to any individual employee during any calendar year shall not exceed ten percent (10%) of the total number of Shares available for Awards under this Plan, subject to any adjustment according to the terms of Section 4(b); (iv) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer this Plan and any instrument or agreement entered into under this Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (ix) make any other determination and take any other action that the Board deems necessary or desirable for administration of this Plan. All decisions of the Board shall be final, conclusive and binding upon all persons, including the Bank, any Participant, any stockholder, and any employee of the Bank or its Subsidiaries. A majority of the members of the Board may determine its actions and fix the time and place of its meetings.

Section 4

Shares Subject to the Plan

(a)    Subject to adjustment as provided in Section 4(b), the total number of Shares available for grant under the Plan shall be Five Hundred Thousand (500,000). Any Shares to be issued hereunder shall be made available from the authorized and unissued shares of the Bank. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

(b)    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Shares, such adjustment shall be made in the aggregate number of Shares which may be delivered under this Plan, and in the number of Shares subject to outstanding Options granted under this Plan, and in the price or number of Shares subject to Awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, and provided that the number of Shares subject to any Award shall always be a whole number, and provided further, that the number of Shares subject to outstanding Options granted to Outside Directors pursuant to Section 7 hereof and the number of Shares subject to future Option grants pursuant to Section 7 shall be subject to adjustment only as set forth in Section 7.

Section 5

Eligibility.

Any Employee shall be eligible to be selected as a Participant. All Outside Directors shall be eligible to receive Awards pursuant to Section 7.

Section 6

Stock Options.

Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Board may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall deem desirable:

(a)    Option Price. The purchase price per Share purchasable under an Option shall be determined by the Board in its sole discretion; provided that such purchase price in the case of Incentive Stock Options shall not be less than one hundred percent (100%) of the Fair Market Value of the Share on the date of the grant of the Option. In the event of Incentive Stock Options granted to a Participant who at the time of the grant owns (as defined in §424(d) of the Code) Stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock in the Bank, the purchase price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Share on the date of grant. In no event shall the Option Price of any Non-qualified Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and, in no event, less than the par value, if any, of the Shares subject to such Option.

(b)    Option Period. The term of each Option shall be fixed by the Board in its sole discretion; and such term shall be set forth in the Award Agreement; provided, however, that no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

(c)    Method of Exercise and Payment. Options granted under this Plan shall be exercisable at such time or times as determined by the Board at or subsequent to grant. The time period within which options granted by the Board may be exercised need not be the same for each grant or for each Participant and shall be set forth in the Award Agreement. Unless otherwise determined by the Board at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option. Any Option granted under this Plan may be exercised by the Participant, by a legatee or legatees of such Option under the Participant’s last will, by his executors, personal representatives or distributees, by delivering to the Secretary of the Bank written notice of the number of Shares with respect to which the Option is being exercised, accompanied by full payment to the Bank of the exercise price of the Shares being purchased under the Option, and by satisfying all other conditions provided for in this Plan and the Award Agreements. Except as otherwise provided in this Plan or in any Award Agreement, the exercise price upon exercise of any Option by a Participant for the Shares shall be paid in full (i) in cash, (ii) in previously acquired Shares valued at Fair Market Value on the date of exercise, (iii) in cash by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully endorsed Option, (iv) by agreeing to surrender Options then exercisable by him valued at the excess of the aggregate Fair Market Value of the Shares subject to such Options on the date of exercise over the aggregate option price of such Shares, or (v) by such other medium of payment as the Board, in its discretion, shall authorize, or by any combination of (i), (ii), (iii), and (iv), at the discretion of the Board or in any manner provided in the Award Agreement. In the case of payment pursuant to (ii), (iii), or (iv) above, the Participant’s election must be made on or prior to the date of the exercise of the Option and must be irrevocable. In lieu of a separate election governing each exercise of an Award, a Participant may file a blanket election which shall govern all future exercises of Awards until revoked by the Participant. The Bank shall issue, in the name of the Participant (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased Participant) stock certificates representing the total number of Shares issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise.

(d)    Expiration of Options.

(1)    General Rule. Except with respect to Options expiring pursuant to subsection (d) (2), (3) or (4) below, each Option granted to a Participant shall expire on the expiration date or dates set forth in the applicable Award Agreement.

(2)    Expiration Upon Termination of Employment. An Option granted to a Participant shall expire on the first to occur of (i) the applicable date or dates determined pursuant to subparagraph (1) above or (ii) the date that the employment of the Participant with the Bank or its Subsidiaries terminates for any reason other than death or disability pursuant to subparagraph (d)(3) or retirement pursuant to subparagraph (d)(4). Notwithstanding the preceding provisions of this section (d), the Board, in its sole discretion, may permit a Participant (i) to exercise an Option that is exercisable immediately prior to the termination of employment, notwithstanding any restrictions and conditions that may be contained in his Award Agreement, during a period not to exceed ninety (90) days following his termination of employment, and/or (ii) to exercise an Option that becomes exercisable after termination of employment and prior to the termination of such ninety (90) day period, during such period. In no event, however, may the Board permit such Participant to exercise and Option under this subparagraph (d)(2) after the expiration date or dates set forth in the applicable Award Agreement.

(3)    Expiration Upon Disability or Death. If the employment of a Participant with the Bank or its Subsidiaries terminates by reason of disability (as determined by the Board) or death, his unexpired Options or portions thereof, if any, held on the date of disability or death that would expire pursuant to the terms of his Award Agreement during the 12-month period commencing on the date of disability or death, shall expire on the last day of such 12-month period. During such 12-month period, any such Option or portion thereof referred to in the preceding sentence may be exercised by such Participant, or the person specified in subparagraph (c) above with respect to the same number of shares and in the same manner and to the same extent as if the Participant had continued as a full-time employee of the Bank or its subsidiaries during such 12-month period. Any unexpired Option or portion thereof held by the Participant on the date of disability or death, that would expire pursuant to the terms of his Award Agreement on a date more than 12 months after the date of disability or death, shall expire unexercised on the date of disability or death.

(4)    Expiration Upon Retirement. If the employment of a Participant with the Bank or its Subsidiaries terminates due to retirement under any qualified retirement plan maintained by the Bank and/or any of its Subsidiaries, his Option shall expire on the earlier to occur of (i) the applicable expiration date or dates set forth in the Participants Award Agreement(s) or (ii) the first (1st) anniversary of the date of such termination of employment. If a Participant who has so retired dies prior to exercising in full an Option that has not expired pursuant to the preceding sentence, such Option shall expire on the expiration of six (6) months following the date of the Participant’s death. During the period commencing on the date of retirement or death, as the case may be, and ending on the applicable later expiration date, the Options may be exercised by such Participant, or the person specified in subparagraph (c) above, with respect to the same number of shares and in the same manner and to the same extent as if the Participant had continued as a full-time employee of the Bank or its Subsidiaries during such period.

(e)    Limitations For Incentive Stock Options. In accordance with rules and procedures established by this Plan and the Board, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Bank or Subsidiaries of the Bank) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any Treasury Regulations promulgated thereunder. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to any Incentive Stock Option, which first becomes exercisable in any calendar year exceeds the dollar limitations of this subparagraph (e) so much of the Options(s) that does not exceed the applicable dollar limit shall be considered Incentive Stock Option Shares and the remainder shall be considered Non-qualified Stock Option Shares; but in all other respects, the terms of the original Award Agreement shall remain in full force and effect. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any Treasury Regulations promulgated thereunder.

(f)    Conversion of Options. The Board may, in its sole and absolute discretion, agree to convert an Incentive Stock Option to a Non-qualified Stock Option upon such terms and conditions as the Board may deem appropriate.

Section 7

Outside Directors’ Options.

(a)    Grant of Options. The Board may, from time to time, grant to any Outside Director an Option to purchase Shares of the Company. All such options shall be Non-qualified Stock Options. The price at which each share of common stock covered by such Options may be purchased shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted.

(b)    Exercise of Options. The right to purchase Shares with respect to shares which have become exercisable shall be cumulative during the term of the Option. Any Option that has been outstanding for more than one (1) year shall immediately become exercisable in the event of a Change in Control, as hereinafter defined. The Option may be exercised by the Outside Director during the period that the Outside Director remains a member of the Board and for a period of five (5) years following retirement or permanent and total disability, provided that only those Options exercisable at the date of the Outside Director’s retirement may be exercised during the period following retirement or permanent and total disability and, provided further, that in no event shall the Option be exercisable more than ten (10) years after the date of grant. In the event of the death of an Outside Director, the Option shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Outside Director’s estate or by the person or persons to whom the Outside Director’s rights under the Option shall pass by the Outside Director’s will or the laws of descent and distribution, and (ii) if and to the extent that the Outside Director was entitled to exercise the Option at the date of the Outside Director’s death, provided that in no event shall the Option be exercisable more than ten (10) years after the date of grant. In the event of the permanent and total disability of an Outside Director, the Option shall be exercisable only within twelve (12) months next succeeding the date of termination of employment and then only, (iii) by the legal guardian or attorney-in-fact on behalf of the Outside Director, and (iv) of and to the extent the Outside Directors’ was entitled to exercise the Option at the date of the Outside Directors’ termination of employment due to permanent and total disability provided that in no event shall the option be exercisable more than ten (10) years after the date of grant.

(c)    Payment. An Option granted to an Outside Director shall be exercisable only upon payment to the Company of the full purchase price of the shares with respect to which the Option is being exercised. Payment for the shares shall be in United States dollars, payable in cash or cash equivalent.

(d)    Adjustment of Options. In case there shall be a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that the shares of common stock of the Company are changed into or become exchangeable for a larger or smaller number of shares, thereafter the number of shares subject to outstanding Options and the number of shares subject to Options to be granted to Outside Directors pursuant to the provisions of this Section 7 shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of common stock of the Company by reason of such change in corporate structure, provided that the number of shares shall always be a whole number, and the purchase price per share of any outstanding Options shall, in the case of an increase in the number of shares, be proportionately reduced, and in the case of a decrease in the number of shares, shall be proportionately increased.

Section 8

Change in Control.

(a)    In order to maintain the Participants’ rights in the event of any Change in Control of the Bank, as hereinafter defined, the Board, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Board; (ii) provide for the purchase of any such Award, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; or (iv) attempt to cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving Bank after such Change in Control. The Board may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Bank.

(b)    A Change in Control shall be deemed to have occurred for the purposes of this Plan if any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Bank, and other than the Bank or its Subsidiaries, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Bank representing 20% or more of the combined voting power of the Bank’s then outstanding securities; or if individuals who constitute the Board and any new Director whose election by the Board or nomination for election by the Bank’s stockholders was approved by at least two-thirds (2/3) of the Directors then still in office who either were Directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Section 9

Amendments And Termination.

The Board may amend, alter or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award heretofore granted, without the Participant’s consent, or that without the approval of the stockholders would:

(a)    except as is provided in Section 4(b) of the Plan, increase the total number of shares reserved for the purposes of the Plan;

(b)    change the employees or class of employees eligible to participate in the Plan; or

(c)    change in any way the Options provided for in Section 7 of the Plan.

The Board may amend the terms of any Award heretofore granted (except Options granted pursuant to Section 7 hereof), prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent.

This Plan shall terminate on the day following the tenth (10th) anniversary of the Plan’s approval by the stockholders of the Bank and such termination shall not impair the rights of a Participant under an Award heretofore granted.

Section 10

General Provisions.

(a)    Except as otherwise provided for in this Plan, no Award shall be assignable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided that, if so determined by the Board, a Participant may, in the manner established by the Board, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the lifetime of the Participant or the Outside Director, only by the Participant or the Outside Director or, if permissible under applicable law, by the guardian or legal representative of the Participant or Outside Director. No Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award not specifically provided for in this Plan shall be null and void.

(b)    The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Board; provided, however, that in no event shall the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock Option exceed a period of ten (10) years from the date of its grant.

(c)    No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment by the Board of Participants receiving Awards under the Plan. Nothing in this Plan or any Award Agreement shall confer upon any Employee (whether or not a Participant) the right to continue in the employment of the Bank or any Subsidiary or affect any right which the Bank or any Subsidiary may have to terminate the employment of such Employee.

(d)    The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Bank, and otherwise complied with the then applicable terms and conditions. Furthermore, no Participant shall possess the rights of a shareholder unless and until certificates for shares are issued, subject to the terms of this Plan and the applicable rules and regulations of the Securities and Exchange Commission and laws of the Commonwealth of Virginia, to the Participant.

(e)    The Board shall have full power and authority to determine whether, to what extent and under what circumstances any Award (other than Options granted pursuant to Section 7) shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Board, while employed by the Bank or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Board), any business that is in competition with the Bank or with any business in which the Bank has a substantial interest as determined by the Board.

(f)    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The grant of an Option in accordance with this Plan shall impose no legal obligation upon the grantee to exercise such Option.

(g)    Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award, but excluding Options granted pursuant to Section 7) may, if so determined by the Board, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or Dividend Equivalents, with respect to the number of shares covered by the Award, as determined by the Board, in its sole discretion, and the Board may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(h)    As circumstances may from time to time require, the Board may in its sole discretion make available to Participants loans for the purpose of exercising Options. These loans shall include such terms as the Board deems reasonable in its sole discretion.

(i)    The Bank shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Bank to satisfy all obligations for the payment of such taxes. The Bank shall also be authorized to accept the delivery of shares by a Participant in payment for the withholding of federal, state and local taxes (but not for social security and Medicare taxes) up to the Participant’s marginal tax rate.

(j)    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(k)    All matters pertaining to the validity, construction, and administration of the Plan and Awards granted hereunder shall be determined in accordance with the laws of the Commonwealth of Virginia (to the extent not inconsistent with the provisions of Sections 83 and 422 of the Code and Treasury Regulations promulgated thereunder) and applicable Federal law.

(l)    If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(m)    The Board shall have full power and authority to establish such rules and regulations and make such determinations as it deems appropriate under the Plan with respect to any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Board shall be entitled to determine (1) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (2) the impact, if any, of such leave of absence on Awards previously made to the Participant who takes such leave of absence.

(n)    The proceeds received by the Bank from the sale of any Shares pursuant to Incentive Stock Options or Nonqualified Stock Options shall be used for general corporate purposes as deemed appropriate by the Board.

(o)    Any direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Bank (1) on the date it is personally delivered to the Secretary of the Bank at its principal executive offices or (2) three (3) business days after such notice is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices and shall be deemed delivered to a Participant (1) on the date it is personally delivered to the Participant or (2) three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to the Participant at the Participant’s last known address as set forth on the records of the Bank.

(p)    This Plan shall become effective upon adoption by the Board; provided, however, that it shall be submitted for approval of a majority of the outstanding shares of common stock of the Bank present or represented, and entitled to vote at a stockholders meeting held within twelve (12) months thereafter, and Awards granted prior to such stockholder approval shall become null and void if such stockholder approval is not obtained.

SECRETARY CERTIFICATION

I, William R. Rakes, Secretary of the Bank, hereby certify that the above-described 2005 Stock Option Plan of the Bank was duly adopted by the Bank’s Board at a meeting held on December 19, 2005, and will be submitted to the stockholders for their approval at their first annual meeting to be held on April 20, 2006.

/s/ William R. Rakes
Secretary

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